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                                                                    EXHIBIT 21.1

                       TRANSACT TECHNOLOGIES INCORPORATED
               SUBSIDIARIES OF TRANSACT TECHNOLOGIES INCORPORATED

                                            Jurisdiction of                   Percentage
Name                                        Incorporation        Owner           Owned
---------------------------------------     -------------        -----           -----
TransAct.com, Inc.                          Delaware            TransAct          100%
                                                              Technologies
                                                              Incorporated

TransAct Technologies Limited               United Kingdom      TransAct          100%
(formerly Ithaca Peripherals Limited)                         Technologies
                                                              Incorporated

TransAct Technologies International Ltd     Barbados            TransAct          100%
                                                              Technologies
                                                              Incorporated